UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2010
THE CORPORATE EXECUTIVE BOARD COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-24799	52-2056410

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (571) 303-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 5, 2010, the Board of Directors of The Corporate Executive Board Company (the “Company”) authorized the transfer of the listing of the Company’s common stock from NASDAQ Stock Market LLC (“NASDAQ”) to the New York Stock Exchange (“NYSE”). On August 9, 2010, the Company notified NASDAQ of its intention to transfer to the NYSE, which has approved the listing of the Company’s common stock. The Company anticipates that its common stock will begin trading on the NYSE under its current ticker symbol of “EXBD” on or about August 20, 2010. Until that time, the Company’s common stock will continue to trade on NASDAQ under the ticker symbol “EXBD.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 5, 2010, the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, expanded the size of the Board of Directors from seven to eight members, accepted the resignation of David W. Kenny from the Board of Directors (effective as of August 5, 2010), and unanimously elected L. Kevin Cox and Jeffrey R. Tarr to fill the vacancies. Mr. Cox was also appointed to the Compensation Committee. Mr. Cox is executive vice president of Human Resources at American Express Company, and Mr. Tarr is president and chief operating officer at IHS Inc.
As part of Messrs. Cox’s and Tarr’s election as directors, each is to receive an award of 30,000 stock appreciation rights. The grant date of the awards will be September 10, 2010 in accordance with the Company’s equity award policy; the exercise price per share shall be equal to the closing price of the Company’s common stock on September 10, 2010; and the awards vest annually 25% per year on each anniversary of the grant date.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On August 5, 2010, the Company’s Board of Directors approved a restated Code of Conduct (the “Code”). The Code is the Company’s code of conduct that applies to all employees of the Company, including the Company’s chief executive officer, chief financial officer, principal accounting officer, and controller. The Code supersedes the Company’s previous Code of Conduct and was amended to address the Company’s expanded operations; provide greater detail and clarity; and more closely align the Code with the NYSE rules and listing standards, specifically by adding a provision on corporate opportunities, in connection with the Company’s plan to transfer the listing of its common stock to the NYSE as detailed in Item 3.01 above. The Code is attached hereto as Exhibit 14.1.

Item 7.01	Regulation FD Disclosure.
On August 6, 2010, the Company issued a press release announcing the election of Messrs. Cox and Tarr. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.
On August 5, 2010, the Company’s Board of Directors approved a 2010 third-quarter cash dividend on its common stock of $0.11 per share. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.2.
On August 9, 2010, the Company issued a press release announcing that it plans to transfer the listing of its common stock from NASDAQ to the NYSE as detailed in Item 3.01 above. A copy of the press release is attached hereto and furnished as Exhibit 99.3.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
14.1	Code of Conduct
99.1	The Corporate Executive Board Company’s press release dated August 6, 2010 for the election of directors.
99.2	The Corporate Executive Board Company’s press release dated August 6, 2010 for the dividend declaration for the third quarter of 2010
99.3	The Corporate Executive Board Company’s press release dated August 9, 2010 to transfer the listing of its common stock to the NYSE.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)
Date: August 11, 2010
	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
14.1	Code of Conduct
99.1	The Corporate Executive Board Company’s press release dated August 6, 2010 for the election of directors.
99.2	The Corporate Executive Board Company’s press release dated August 6, 2010 for the dividend declaration for the third quarter of 2010.
99.3	The Corporate Executive Board Company’s press release dated August 9, 2010 to transfer the listing of its common stock to the NYSE.